Exhibit 99.1

The Hanover Prices a $175 Million Subordinated Debenture Offering

WORCESTER, Mass., March 20, 2013 /PRNewswire/ — The Hanover Insurance Group, Inc. (NYSE: THG) announced that it has priced a registered offering of $175 million of subordinated debentures due March 30, 2053 with a coupon of 6.35%, and redeemable in whole or in part after March 30, 2018 at a redemption price equal to their principal amount. The debentures are also redeemable in whole, and not in part, before March 30, 2018 in case of specified changes in the tax or rating agency treatment of the debentures. The Hanover plans to use the net proceeds from this offering for general corporate and working capital purposes, which may include repurchases of its common stock.

Morgan Stanley & Co. LLC, Bank of America Merrill Lynch, and Wells Fargo Securities, LLC served as joint book-running managers for the transaction.

The Hanover anticipates that the offering will close on or around March 27, 2013, subject to customary closing conditions. The Hanover intends to apply for listing of the subordinated debentures on the New York Stock Exchange. If the application is approved, The Hanover expects trading in the subordinated debentures to begin within 30 days of issuance.

The Hanover has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. The registration statement and other documents that The Hanover has filed with the SEC, which contain more complete information about The Hanover and this offering, can be obtained by contacting:

Morgan Stanley & Co. LLC

180 Varick Street

New York, NY 10014

Attn: Prospectus Department

866-718-1649

prospectus@morganstanley.com

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

222 Broadway, 11th Floor,

New York, New York 10038

800-294-1322

Dg.prospectus_requests@baml.com

Wells Fargo Securities, LLC,

1525 West W.T. Harris Blvd., NC0675

Charlotte, NC 28262

Attn: Capital Markets Client Support

800-326-5897

cmclientsupport@wellsfargo.com

Alternatively, these documents may be obtained by visiting the SEC website at http://www.sec.gov/.

Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations with respect to future events and financial performance and the debt offering, including the expected closing of the debt offering and the use of proceeds from the debt offering.

The Hanover cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in The Hanover’s business that may affect future performance and that are discussed in readily available documents, including The Hanover’s annual report, registration statement dated March 20, 2013, and other documents filed by The Hanover with the SEC.

About The Hanover

The Hanover Insurance Group, Inc. (NYSE: THG), based in Worcester, Mass., is the holding company for a group of insurers that includes The Hanover Insurance Company, also based in Worcester, Citizens Insurance Company of America, headquartered in Howell, Michigan, and Chaucer Holdings plc, based in London, and their affiliates. The Hanover offers a wide range of property and casualty products and services to businesses, individuals, and families through a select group of agents and brokers. The Hanover ranks among the top 25 property and casualty insurers in the United States and has been meeting its obligations to its agent partners and their customers for 160 years. Through Chaucer, The Hanover also underwrites business at Lloyd’s of London in several major insurance and reinsurance classes, including property, marine and aviation, energy, U.K. motor and casualty.

Contacts:
Investors:	Media:
Oksana Lukasheva	Michael F. Buckley
(508) 855-2063	(508) 855-3099
Email: olukasheva@hanover.com	Email: mibuckley@hanover.com